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                                                                    EXHIBIT 99.4


                     KEYSTONE CONSOLIDATED INDUSTRIES, INC.

                       OFFER TO EXCHANGE ALL OUTSTANDING
                      9 5/8% SENIOR SECURED NOTES DUE 2007
                   ISSUED IN RELIANCE UPON AN EXEMPTION FROM
                 REGISTRATION UNDER THE SECURITIES ACT OF 1933,
              AS AMENDED, FOR 9 5/8% SENIOR SECURED NOTES DUE 2007

To Securities Dealers, Commercial Banks
Trust Companies and Other Nominees:

         Enclosed for your consideration is a Prospectus dated           , 1997
(as the same may be amended or supplemented from time to time, the "Prospectus") and a form of Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by Keystone Consolidated Industries, Inc. (the "Issuer") to exchange each outstanding 9 5/8% Senior Secured Note due 2007 issued and sold in reliance upon an exemption from registration under the Securities Act of 1933, as amended (collectively, the "Original Notes"), for one 9 5/8% Senior Secured Note due 2007.

         We are asking you to contact your clients for whom you hold Original Notes registered in your name or in the name of your nominee. In addition, we ask you to contact your clients who, to your knowledge, hold Original Notes registered in their own name. The Issuer will not pay any fees or commissions to any broker, dealer or other person in connection with the solicitation of tenders pursuant to the Exchange Offer. You will, however, be reimbursed by the Issuer for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Issuer will pay all transfer taxes, if any, applicable to the tender of Original Notes to it or its order, except as otherwise provided in the Prospectus and the Letter of Transmittal.

         Enclosed are copies of the following documents:

                 1.  The Prospectus;

                 2. A Letter of Transmittal for your use in connection with the tender of Original Notes and for the information of your clients;

                 3. A form of letter that may be sent to your clients for whose accounts you hold Original Notes registered in your name or the name of your nominee, with space provided for obtaining the clients' instructions with regard to the Exchange Offer;

                 4.  A form of Notice of Guaranteed Delivery; and

                 5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.


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    YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00
P.M., NEW YORK CITY TIME, ON           , 1997, UNLESS EXTENDED (THE "EXPIRATION
DATE"). ORIGINAL NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN, SUBJECT TO THE PROCEDURES DESCRIBED IN THE PROSPECTUS, AT ANY TIME PRIOR TO THE EXPIRATION DATE.

         To tender Original Notes, certificates for Original Notes or a Book-Entry Confirmation, a duly executed and properly completed Letter of Transmittal or a facsimile thereof, and any other required documents, must be received by the Exchange Agent as provided in the Prospectus and the Letter of Transmittal.

         If a holder desires to accept the Exchange Offer and time will not permit a Letter of Transmittal or Original Notes to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected by delivery of a Notice of Guaranteed Delivery by an Eligible Institution.

         Additional copies of the enclosed material may be obtained from the Exchange Agent, The Bank of New York, by calling the telephone number set forth in the Prospectus.

                                        Very truly yours,



                                        ----------------------------------

         NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE ISSUERS OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.